[Logo Omitted]
                                                                    EXHIBIT 99.2
                                                                    ------------

                 WORLD WRESTLING FEDERATION ENTERTAINMENT, INC.

            CLOSES TRANSACTION WITH TURNER BROADCASTING SYSTEM, INC.

STAMFORD, CONN., MARCH 30, 2001 - World Wrestling Federation Entertainment, Inc. (NYSE: WWF) today announced that it has closed its transaction to acquire certain assets of World Championship Wrestling (WCW) from Turner Broadcasting System, Inc.


World Wrestling Federation Entertainment, Inc. is an integrated media and entertainment company headquartered in Stamford, Connecticut, with sales offices in New York City, Chicago and Toronto. The Company is an equal partner with NBC in the XFL, a new professional football league. The Company can be found online at wwf.com and wwfecorpbiz.com

                                       ###


--------------------------------------------------------------------------------
Forward-Looking Statements : This news release contains forward-looking statements which are subject to various risks and uncertainties. These risks and uncertainties include the conditions of the markets for live events, broadcast television, cable television, pay-per-view, Internet, food and beverage, entertainment, professional sports, and licensed merchandise; acceptance of the Company's brands, media and merchandise within those markets; and other risks and factors identified in documents filed with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.
--------------------------------------------------------------------------------



MEDIA CONTACTS:
--------------
Gary Davis                 203-353-5066
Jayson Bernstein           203-353-5015


INVESTOR RELATIONS CONTACT :
--------------------------
Tom Gibbons                203-328-2576




                               Page 7 of 7 pages.